Exhibit 4.7

Execution Copy

Amendment No. 1

to

Trust Indenture and Mortgage

Amendment No. 1, dated as of February 1, 2021 (this “Amendment”), to Trust Indenture and Mortgage, dated as of October 28, 2020 (the “Trust Indenture”), between United Airlines, Inc. (“Owner”) and Wilmington Trust, National Association, not in its individual capacity, except as expressly stated therein, but solely as Mortgagee (“Mortgagee”).

W I T N E S S E T H:

WHEREAS, Owner and Mortgagee entered into the Trust Indenture and Trust Indenture and Mortgage Supplement No. 1, dated October 28, 2020, which were recorded as one instrument by the FAA on December 14, 2020, and were assigned Conveyance No. LC016144 and further supplemented by Trust Indenture and Mortgage Supplement No. 2 dated January 21, 2021, filed with the FAA Registry on January 21, 2021 and not yet recorded;

WHEREAS, Owner has elected to issue the Series B Equipment Notes as permitted by the Trust Indenture, and in connection with such issuance, Owner has requested certain amendments to the Trust Indenture pursuant to Section 10.01(b)(vii) of the Trust Indenture; and

WHEREAS, all things have been done to make the Series B Equipment Notes, when executed by the Owner and authenticated and delivered by the Mortgagee under the Trust Indenture, the valid, binding and enforceable obligations of the Owner.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Definitions. Unless otherwise defined or provided herein, terms used herein that are defined in the Trust Indenture, as amended by this Amendment, have such respective defined meanings.

Section 2.    Amendments.

Section 2.1    Form of Equipment Notes.

(a)       The form of Equipment Note included in Section 2.01 is amended by (i) deleting “January 15, 2021” in the first paragraph and substituting in lieu thereof “[___]”, and (ii) inserting a footnote 1 immediately after such new language and inserting at the bottom of the page on which such sentence appears the following footnote:

“1. The first semi-annual installment for Series A Equipment Notes will be January 15, 2021. The first semi-annual installment for Series B Equipment Notes will be April 15, 2021.”

(b)       The form of Equipment Note included in Section 2.01 is amended by (i) deleting “[Series A Equipment Notes]1” in the twelfth paragraph of such form and substituting in lieu thereof “[Series A Equipment Notes]2 [Series A Equipment Notes and Series B Equipment Notes]3”, (ii) deleting the language of existing footnote 1 at the bottom of the page on which it appears, and (iii) inserting at the bottom of the page on which the new language set forth in the foregoing clause (i) appears the following footnotes:

“2. To be inserted in the case of a Series B Equipment Note.

3. To be inserted in the case of an Additional Series Equipment Note.”

(c)       The form of Equipment Note included in Section 2.01 is amended by renumbering existing footnote 2 to footnote 4.

Section 2.2    Issuance and Terms of Equipment Notes.

Section 2.02 is amended by amending and restating it in its entirety as follows:

“SECTION 2.02.    Issuance and Terms of Equipment Notes

The Equipment Notes (other than the Series B Equipment Notes and the Additional Series Equipment Notes) shall be dated the Closing Date, shall be issued in a single series consisting of Series A and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. The Series B Equipment Notes shall be dated the Class B Issuance Date and shall be issued in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the Closing Date, the Series A Equipment Notes shall be issued to the Subordination Agent on behalf of the Class A Pass Through Trustee under the Pass Through Trust Agreement with respect to the Class A Pass Through Trust, and on the Class B Issuance Date, the Series B Equipment Notes shall be issued to the Subordination Agent on behalf of the Class B Pass Through Trustee under the Pass Through Trust Agreement with respect to the Class B Pass Through Trust. In addition to the foregoing, Owner shall have the option to issue one or more separate series of Additional Series Equipment Notes at any time and from time to time at or after the Issuance Date, subject to the terms of Section 6.1.5 of the Note Purchase Agreement, Section 6.1.5 of the Class B Note Purchase Agreement and Section 9.1(d) of the Intercreditor Agreement. If more than one series of Additional Series Equipment Notes are so issued, each such series shall have a different designation such as, for example, “Series C” and “Series D”, shall be dated the date of original issuance thereof and shall have such maturities, principal amounts and interest rates as specified in an amendment to this Trust Indenture. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

Each Equipment Note shall bear interest at the applicable Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid

Original Amount thereof from time to time outstanding. Accrued interest shall be payable in arrears (i) in the case of the Series A Equipment Notes, on January 15, 2021, and on January 15, April 15, July 15 and October 15 thereafter until maturity, and (ii) in the case of the Series B Equipment Notes, on April 15, 2021, and on January 15, April 15, July 15 and October 15 thereafter until maturity. The Original Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in Schedule I hereto for the applicable Series (as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series) which shall be attached as Schedule I to such Equipment Notes (which shall be adjusted in accordance with Section 2.05 hereof after application of any partial redemptions made prior to the date that any such installment is due). Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the Original Amount, Make-Whole Amount, if any, and, to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts under any Equipment Note shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

The Owner agrees to pay to the Mortgagee for distribution in accordance with Section 3.04 hereof: (a)(i) to the extent not payable (whether or not in fact paid) under Section 8.2.2 of the Note Purchase Agreement or Section 8.2.2 of the Class B Note Purchase Agreement, an amount equal to the fees payable to the applicable Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement); (ii) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance; (iii) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance; (iv) the amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Special Termination Advance; (v) if any payment default shall have occurred and be continuing with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance, Applied Non-Extension Advance or Applied Special Termination Advance payable under Section 3.07 of each Liquidity Facility over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Owner on the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance, Applied Non-Extension Advance or Applied Special Termination Advance was made by the applicable Liquidity Provider;

and (vi) any other amounts owed to the applicable Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (ii), (iii), (iv) or (v) above, (b) all compensation and reimbursement of expenses, disbursements and advances payable by Owner under the Pass Through Trust Agreements and (c) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. For purposes of this paragraph, the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance”, “Special Termination Advance” and “Unpaid Advance” shall have the meanings specified in each Liquidity Facility.

The Equipment Notes shall be executed on behalf of the Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Mortgagee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Mortgagee upon the written request of the Owner signed by an authorized officer of the Owner. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or any other Security Agreement or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Mortgagee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

The aggregate Original Amount of any Series of Equipment Notes issued hereunder shall not exceed the amount set forth as the maximum therefor on Schedule I hereto (as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series).”

Section 2.3    Registration Transfer and Exchange of Equipment Notes

Section 2.07(i) is amended by amending and restating it in its entirety as follows: “(i) agrees to the provisions of this Trust Indenture, the other Security Agreements, the Note Purchase Agreement and the Class B Note Purchase Agreement applicable to Note Holders, including Sections 6.3, 6.4 and 9.1 of the Note Purchase Agreement or of the Class B Note Purchase Agreement, as applicable, and shall be deemed to have covenanted to the parties to the Note Purchase Agreement or the Class B Note Purchase Agreement, as applicable, as to the matters covenanted by the original Note Holder in the Note Purchase Agreement or the Class B Note Purchase Agreement, as applicable, and”

Section 2.4    Voluntary Redemptions of Equipment Notes

(a)       Section 2.11(b) is amended by amending and restating it in its entirety as follows:

“(b)     All (but not less than all) of the Series B Equipment Notes may be redeemed by the Owner upon at least 30 days’ revocable prior written notice to the Mortgagee and the Note Holders of such Series, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders of such Series plus Make-Whole Amount, if any.”

(b)       Section 2.11 is amended by inserting the following language immediately after “such Collateral Trigger Event”:

“(allocated between the Series A Equipment Notes and Series B Equipment Notes in accordance with their respective Pro Rata Shares)”

Section 2.5    Subordination.

Section 2.13(c) is amended by amending and restating it in its entirety as follows:

“(c)     As used in this Section 2.13, the term “Senior Holder” shall mean (i) the Note Holders of Series A Equipment Notes until the Secured Obligations in respect of Series A Equipment Notes have been paid in full, (ii) after the Secured Obligations in respect of the Series A Equipment Notes have been paid in full, the Note Holders of Series B Equipment Notes until the Secured Obligations in respect of Series B Equipment Notes have been paid in full, and (iii) after the Secured Obligations in respect of the Series B Equipment Notes have been paid in full (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), the Note Holders of the Additional Series Equipment Notes, if issued, until the Secured Obligations in respect of the Additional Series Equipment Notes have been paid in full.”

Section 2.6    Receipt, Distribution and Application of Payments.

(a)          Section 3.01(ii) is amended by amending and restating it in its entirety as follows:

“(ii)        after giving effect to paragraph (i) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by

Law, on any overdue interest) then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;”

(b)         Section 3.01(iv) is amended by (i) deleting “paragraph (i)” and substituting in lieu thereof “paragraph (ii)”.

(c)         Clause (ii) of paragraph Second of Section 3.02 is amended by amending and restating it in its entirety as follows:

“(ii)       after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause “Third” of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes;”

(d)        Clause (ii) of paragraph Third of Section 3.03 is amended by amending and restating it in its entirety as follows:

“(ii)      after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series B Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Series B Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, to each Note Holder in the proportion that the aggregate unpaid Original Amount of all Series B Equipment Notes held by such holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Original Amount of all Series B Equipment Notes plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;”

Section 2.7    Remedies

Section 5.02(e) is amended by deleting “the Pass Through Trust Agreement” and substituting in lieu thereof “any Pass Through Trust Agreement”.

Section 2.8    Instructions of Majority; Limitations

Section 10.01(b)(vii) is amended by inserting “the reissuance of Series B Equipment Notes or” immediately before “the issuance (and payment and reissuance)”.

Section 2.9    Definitions

(a)       The definition of “Additional Series” is amended by deleting the first parenthetical and substituting in lieu thereof the following: “(other than “Series A” or “Series B”)”.

(b)       The definition of “Certificate Owner” is amended by deleting “Agreement” and inserting “Agreements” in lieu thereof.

(c)       The definition of “Debt Balance” is amended and restated to read as follows:

“Debt Balance” means, with respect to any Collateral Group as of any date of determination, the sum of the amounts set forth on Schedule II with respect to such Collateral Group as of such date less any scheduled payments or partial redemptions of the Original Amount of the Series A Equipment Notes or Series B Equipment Notes, as applicable, made with respect to such Collateral Group; provided that (i) unless otherwise expressly set forth in the

Trust Indenture, each partial redemption of the Series A Equipment Notes or Series B Equipment Notes (including pursuant to Section 4.05(a) or 4.05(b) of this Trust Indenture, Section 2.04(a) of the Spare Engines Security Agreement or Section 3.1(a)(iii) of the Collateral Maintenance Annex) shall be allocated to reduce, in the inverse order of their scheduled maturity, the portion of the Debt Balance for such Collateral Group and such Equipment Notes corresponding to the amount prepaid; and (ii) any scheduled payments or partial redemptions corresponding to Spares Collateral shall be allocated pro rata as between the Debt Balance corresponding to each of Spare Parts Collateral and Spare Engines Collateral based on the percentage that each such Debt Balance comprises of the sum of such Debt Balances.

(d)       The definition of “Indemnitee” is amended by (i) deleting “Trustee” and substituting in lieu thereof “Trustees” and (ii) deleting “Section 8.1 of the Note Purchase Agreement” and substituting in lieu thereof “Section 8.1 of the Note Purchase Agreement and Section 8.1 of the Class B Note Purchase Agreement”.

(e)       The definition of “Indenture Indemnitee” is amended by deleting in clause (v) “the Pass Through Trustee” and substituting in lieu thereof “each Pass Through Trustee”.

(f)       The definition of “Intercreditor Agreement” is amended and restated to read as follows:

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, dated as of the Class B Issuance Date, provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Owner.

(g)       The definition of “Liquidity Facilities” is amended and restated to read as follows:

“Liquidity Facilities” means (a) the Revolving Credit Agreements between the Subordination Agent, as borrower, and the initial Class A Liquidity Providers, each dated as of the Issuance Date and (b) the Revolving Credit Agreements between the Subordination Agent, as borrower, and the initial Class B Liquidity Providers, each dated as of the Class B Issuance Date, together in each case with or as replaced by any “Replacement Liquidity Facility” (as defined in the Intercreditor Agreement) pursuant to the terms thereof and of the Intercreditor Agreement, provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to any such Liquidity Facility (other than in accordance with Section 2.11 thereof (in connection with a “Benchmark Replacement Event” as defined therein), and no substitution or replacement of any such Liquidity Facility, shall be effective unless consented to by Owner (including any deemed consent by Owner pursuant to any applicable Fee Letter to which it is a party).

(h)       The definition of “Liquidity Provider” is amended and restated to read as follows:

“Liquidity Provider” means the Class A Liquidity Providers and the Class B Liquidity Providers.

(i)       The definition of “Make-Whole Spread” is amended by deleting after “0.50%” the following: “and (ii)” and substituting in lieu thereof the following: “, (ii) in the case of Series B Equipment Notes, 0.50% and (iii)”

(j)       The definition of “Note Purchase Agreement” is amended by inserting “Class A” before “Pass Through Trustee”.

(k)       The definition of “Operative Agreements” is amended by inserting “Class B Note Purchase Agreement,” following “Note Purchase Agreement,”.

(l)       The definition of “Pass Through Agreements” is amended by (i) deleting “the Pass Through Trust Agreement” and inserting “the Pass Through Trust Agreements” in lieu thereof and (ii) inserting “Class B Note Purchase Agreement,” following “Note Purchase Agreement,”.

(m)       The definition of “Pass Through Certificates” is amended by deleting “the Pass Through Trust” and inserting “the Pass Through Trusts” in lieu thereof.

(n)       The definition of “Pass Through Trust” is amended and restated to read as follows:

“Pass Through Trust” means each of the two separate pass through trusts created under the Pass Through Trust Agreements.

(o)       The definition of “Pass Through Trust Agreement” is amended and restated to read as follows:

“Pass Through Trust Agreement” means each of the two separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date (in the case of the Trust Supplement relating to the Class A Pass Through Trust) or the Class B Issuance Date (in the case of the Trust Supplement relating to the Class B Pass Through Trust) by and between the Owner and a Pass Through Trustee, provided, that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Agreement shall be effective unless consented to by Owner.

(p)       The definition of “Pass Through Trustee” is amended by deleting “the Pass Through Trust Agreement” and inserting “each Pass Through Trust Agreement” in lieu thereof.

(q)       The definition of “Pass Through Trustee Agreements” is amended by (i) deleting “the Pass Through Trust Agreement” and inserting “the Pass Through Trust Agreements” in lieu thereof and (ii) inserting “the Class B Note Purchase Agreement,” following “Note Purchase Agreement,”.

(r)       The definition “Payment Date” is amended by deleting “January 15, 2021” and inserting “(i) in the case of Series A Equipment Notes, January 15, 2021, and (ii) in the case of Series B Equipment Notes, April 15, 2021”.

(s)       The definition of “Series” is amended by inserting “, Series B” following “Series A”.

(t)       The definition of “Transferee” is amended by deleting “Section 9 of the Note Purchase Agreement” and substituting in lieu thereof the following: “Section 9 of the Note Purchase Agreement or Section 9 of the Class B Note Purchase Agreement”.

(v)       The following new definitions shall be inserted in Annex A in appropriate alphabetical order:

“Class A Liquidity Provider” means Goldman Sachs Bank USA, Barclays Bank PLC, and Morgan Stanley Bank, N.A., each as an initial “Class A Liquidity Provider” (as such term is defined in the Intercreditor Agreement), and each of its successors and permitted assigns.

“Class A Pass Through Certificates” means the Pass Through Certificates issued by the Class A Pass Through Trust.

“Class A Pass Through Trustee” means the Pass Through Trustee with respect to the Class A Pass Through Trust.

“Class B Closing” means the closing of the transactions contemplated by the Class B Note Purchase Agreement.

“Class B Closing Date” means the date on which the Class B Closing occurs.

“Class B Issuance Date” means February 1, 2021.

“Class B Liquidity Providers” means Goldman Sachs Bank USA, Citibank, N.A. and Credit Suisse AG, New York Branch, each as an initial “Class B Liquidity Provider” (as such term is defined in the Intercreditor Agreement), and each of its successors and permitted assigns.

“Class B Note Purchase Agreement” means the Class B Note Purchase Agreement, dated as of the Class B Issuance Date, among Owner, the Mortgagee, the Subordination Agent and each Pass Through Trustee.

“Class B Pass Through Certificates” means the Pass Through Certificates issued by the Class B Pass Through Trust.

“Class B Pass Through Trust” means the United Airlines Pass Through Trust 2020-1B.

“Class B Pass Through Trustee” means the Pass Through Trustee with respect to the Class B Pass Through Trust.

“Series B” or “Series B Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series B” thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series B”.

“Transaction Documents” means, collectively, the Class B Note Purchase Agreement, the Trust Indenture Amendment and the Series B Equipment Note.

“Trust Indenture Amendment” means Amendment No. 1 to Trust Indenture and Mortgage, dated as of the Class B Issuance Date.

Section 2.10    Certain References to Note Purchase Agreement.

(a)       The Granting Clause, Section 3.03 and the definition of “Transactions” are amended by deleting “the Note Purchase Agreement” each time that it appears and substituting in lieu thereof “the Note Purchase Agreement and the Class B Note Purchase Agreement”.

(b)        Sections 2.04(a), 5.01, 7.01, 7.03, 9.02(a) and 10.01 are amended by deleting “the Note Purchase Agreement” each time that it appears and substituting in lieu thereof “the Note Purchase Agreement or the Class B Note Purchase Agreement”.

(c)        Sections 3.04(b) and 8.01 are amended by deleting “Section 8 of the Note Purchase Agreement” each time that it appears and substituting in lieu thereof “Section 8 of the Note Purchase Agreement or Section 8 of the Class B Note Purchase Agreement, as applicable”.

Section 2.11     Schedule I.

Schedule I to the Trust Indenture is amended by inserting at the end thereof the information set forth on Schedule I to this Amendment.

Section 2.12     Schedule II.

Schedule II to the Trust Indenture is amended by amending and restating such Schedule II with Schedule II to this Amendment.

Section 2.13     Footer.

The footer “TRUST INDENTURE 2020-1 EETC CLASS A” at the bottom of each page of the Trust Indenture that includes such language is amended by amending and restating it in its entirety with “TRUST INDENTURE 2020-1 EETC CLASS A AND CLASS B”.

Section 3.         Construction. Effective as of the date hereof, all references in the Trust Indenture to the “Trust Indenture” shall be deemed to refer to the Trust Indenture as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder. Except as otherwise specified in this Amendment, the Trust Indenture shall remain in all respects unchanged and in full force and effect.

Section 4.         Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

Section 5.         Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of this page is blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date and year first above written.

UNITED AIRLINES, INC.

By	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Mortgagee

By	/s/ Chad May
	Name:	Chad May
	Title:	Vice President

SCHEDULE I
TO
AMENDMENT NO. 1
TO TRUST INDENTURE AND MORTGAGE

SERIES B

Original Amount: $600,000,000

Interest Rate: 4.875%

Make Whole Spread: 0.50%

Maturity Date: January 15, 2026

Series B Equipment Note Amortization:

Payment Date	Percentage of Original Amount to be Paid
At Issuance	0.000000000%
April 15, 2021	2.950000000%
July 15, 2021	3.625000000%
October 15, 2021	3.625000000%
January 15, 2022	3.400000000%
April 15, 2022	3.400000000%
July 15, 2022	3.400000000%
October 15, 2022	3.400000000%
January 15, 2023	3.850000000%
April 15, 2023	3.850000000%
July 15, 2023	3.850000000%
October 15, 2023	3.850000000%
January 15, 2024	5.200000000%
April 15, 2024	5.200000000%
July 15, 2024	5.200000000%
October 15, 2024	5.200000000%
January 15, 2025	1.600000000%
April 15, 2025	5.162500000%
July 15, 2025	5.162500000%
October 15, 2025	5.162500000%
January 15, 2026	22.912500000%

SCHEDULE II
TO
AMENDMENT NO. 1
TO TRUST INDENTURE AND MORTGAGE

Debt Balances

	Spares Collateral
	Series A		Series B
Date	Series A Outstanding Debt Balance ($)	Series A Scheduled Debt Balance Reduction ($)	Series B Outstanding Debt Balance ($)	Series B Scheduled Debt Balance Reduction ($)
Issuance Date	1,171,000,000.00	-	-	-
January 15, 2021	1,156,362,500.00	14,637,500.00	-	-
Class B Issuance Date	1,156,362,500.00	-	213,000,000.00	-
April 15, 2021	1,141,725,000.00	14,637,500.00	207,675,000.00	5,325,000.00
July 15, 2021	1,127,087,500.00	14,637,500.00	202,350,000.00	5,325,000.00
October 15, 2021	1,112,450,000.00	14,637,500.00	197,025,000.00	5,325,000.00
January 15, 2022	1,097,812,500.00	14,637,500.00	191,700,000.00	5,325,000.00
April 15, 2022	1,083,175,000.00	14,637,500.00	186,375,000.00	5,325,000.00
July 15, 2022	1,068,537,500.00	14,637,500.00	181,050,000.00	5,325,000.00
October 15, 2022	1,053,900,000.00	14,637,500.00	175,725,000.00	5,325,000.00
January 15, 2023	1,039,262,500.00	14,637,500.00	170,400,000.00	5,325,000.00
April 15, 2023	1,024,625,000.00	14,637,500.00	165,075,000.00	5,325,000.00
July 15, 2023	1,009,987,500.00	14,637,500.00	159,750,000.00	5,325,000.00
October 15, 2023	995,350,000.00	14,637,500.00	154,425,000.00	5,325,000.00
January 15, 2024	980,712,500.00	14,637,500.00	149,100,000.00	5,325,000.00
April 15, 2024	966,075,000.00	14,637,500.00	143,775,000.00	5,325,000.00
July 15, 2024	951,437,500.00	14,637,500.00	138,450,000.00	5,325,000.00
October 15, 2024	936,800,000.00	14,637,500.00	133,125,000.00	5,325,000.00
January 15, 2025	914,843,750.00	21,956,250.00	127,800,000.00	5,325,000.00
April 15, 2025	892,887,500.00	21,956,250.00	122,475,000.00	5,325,000.00
July 15, 2025	870,931,250.00	21,956,250.00	117,150,000.00	5,325,000.00
October 15, 2025	848,975,000.00	21,956,250.00	111,825,000.00	5,325,000.00
January 15, 2026	827,018,750.00	21,956,250.00	-	111,825,000.00
April 15, 2026	805,062,500.00	21,956,250.00	-	-
July 15, 2026	783,106,250.00	21,956,250.00	-	-
October 15, 2026	761,150,000.00	21,956,250.00	-	-
January 15, 2027	739,193,750.00	21,956,250.00	-	-
April 15, 2027	717,237,500.00	21,956,250.00	-	-
July 15, 2027	695,281,250.00	21,956,250.00	-	-
October 15, 2027	-	695,281,250.00	-	-

	Tier I Aircraft Collateral
	Series A		Series B
Date	Series A Outstanding Debt Balance ($)	Series A Scheduled Debt Balance Reduction ($)	Series B Outstanding Debt Balance ($)	Series B Scheduled Debt Balance Reduction ($)
Issuance Date	856,000,000.00	-	-	-
January 15, 2021	834,600,000.00	21,400,000.00	-	-
Class B Issuance Date	834,600,000.00	-	171,000,000.00	-
April 15, 2021	813,200,000.00	21,400,000.00	166,725,000.00	4,275,000.00
July 15, 2021	791,800,000.00	21,400,000.00	162,450,000.00	4,275,000.00
October 15, 2021	770,400,000.00	21,400,000.00	158,175,000.00	4,275,000.00
January 15, 2022	749,000,000.00	21,400,000.00	153,900,000.00	4,275,000.00
April 15, 2022	727,600,000.00	21,400,000.00	149,625,000.00	4,275,000.00
July 15, 2022	706,200,000.00	21,400,000.00	145,350,000.00	4,275,000.00
October 15, 2022	684,800,000.00	21,400,000.00	141,075,000.00	4,275,000.00
January 15, 2023	652,700,000.00	32,100,000.00	136,800,000.00	4,275,000.00
April 15, 2023	620,600,000.00	32,100,000.00	132,525,000.00	4,275,000.00
July 15, 2023	588,500,000.00	32,100,000.00	128,250,000.00	4,275,000.00
October 15, 2023	556,400,000.00	32,100,000.00	123,975,000.00	4,275,000.00
January 15, 2024	524,300,000.00	32,100,000.00	119,700,000.00	4,275,000.00
April 15, 2024	492,200,000.00	32,100,000.00	115,425,000.00	4,275,000.00
July 15, 2024	460,100,000.00	32,100,000.00	111,150,000.00	4,275,000.00
October 15, 2024	428,000,000.00	32,100,000.00	106,875,000.00	4,275,000.00
January 15, 2025	363,800,000.00	64,200,000.00	102,600,000.00	4,275,000.00
April 15, 2025	299,600,000.00	64,200,000.00	76,950,000.00	25,650,000.00
July 15, 2025	235,400,000.00	64,200,000.00	51,300,000.00	25,650,000.00
October 15, 2025	171,200,000.00	64,200,000.00	25,650,000.00	25,650,000.00
January 15, 2026	149,800,000.00	21,400,000.00	-	25,650,000.00
April 15, 2026	128,400,000.00	21,400,000.00	-	-
July 15, 2026	107,000,000.00	21,400,000.00	-	-
October 15, 2026	85,600,000.00	21,400,000.00	-	-
January 15, 2027	64,200,000.00	21,400,000.00	-	-
April 15, 2027	42,800,000.00	21,400,000.00	-	-
July 15, 2027	21,400,000.00	21,400,000.00	-	-
October 15, 2027	-	21,400,000.00	-	-

	Tier II Aircraft Collateral
	Series A		Series B

Date	Series A Outstanding Debt Balance ($)	Series A Scheduled Debt Balance Reduction ($)	Series B Outstanding Debt Balance ($)	Series B Scheduled Debt Balance Reduction ($)
Issuance Date	973,000,000.00	-	-	-
January 15, 2021	936,512,500.00	36,487,500.00	-	-
Class B Issuance Date	936,512,500.00	-	216,000,000.00	-
April 15, 2021	900,025,000.00	36,487,500.00	207,900,000.00	8,100,000.00
July 15, 2021	863,537,500.00	36,487,500.00	195,750,000.00	12,150,000.00
October 15, 2021	827,050,000.00	36,487,500.00	183,600,000.00	12,150,000.00
January 15, 2022	778,400,000.00	48,650,000.00	172,800,000.00	10,800,000.00
April 15, 2022	729,750,000.00	48,650,000.00	162,000,000.00	10,800,000.00
July 15, 2022	681,100,000.00	48,650,000.00	151,200,000.00	10,800,000.00
October 15, 2022	632,450,000.00	48,650,000.00	140,400,000.00	10,800,000.00
January 15, 2023	571,637,500.00	60,812,500.00	126,900,000.00	13,500,000.00
April 15, 2023	510,825,000.00	60,812,500.00	113,400,000.00	13,500,000.00
July 15, 2023	450,012,500.00	60,812,500.00	99,900,000.00	13,500,000.00
October 15, 2023	389,200,000.00	60,812,500.00	86,400,000.00	13,500,000.00
January 15, 2024	291,900,000.00	97,300,000.00	64,800,000.00	21,600,000.00
April 15, 2024	194,600,000.00	97,300,000.00	43,200,000.00	21,600,000.00
July 15, 2024	97,300,000.00	97,300,000.00	21,600,000.00	21,600,000.00
October 15, 2024	-	97,300,000.00	-	21,600,000.00
January 15, 2025	-	-	-	-
April 15, 2025	-	-	-	-
July 15, 2025	-	-	-	-
October 15, 2025	-	-	-	-
January 15, 2026	-	-	-	-
April 15, 2026	-	-	-	-
July 15, 2026	-	-	-	-
October 15, 2026	-	-	-	-
January 15, 2027	-	-	-	-
April 15, 2027	-	-	-	-
July 15, 2027	-	-	-	-
October 15, 2027	-	-	-	-